EXHIBIT 99.1

Solésence Reports Second Quarter 2025 Financial Results

Strong commercial execution drove revenue growth of 56% to $20.4 million

ROMEOVILLE, Ill., July 31, 2025 (GLOBE NEWSWIRE) -- Solésence, Inc. (Nasdaq: SLSN), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced financial results for the second quarter ended June 30, 2025.

Recent Highlights and Accomplishments

  Joined broad-market Russell 3000® and small-cap Russell 2000® Indexes
  Amended loan agreements to fuel growth initiatives

“During our seasonally highest-performing quarter, we’re pleased with the effectiveness of our commercial execution and the consistent, on-time delivery of products to our partners,” said Jess Jankowski, President and Chief Executive Officer of Solésence. “Innovation remains at the heart of our unique value proposition and is why leading brands continue to choose us. As the market continues to evolve, we are focused on equipping our partners with differentiated consumer products that enrich lives and promote well-being.”

Second Quarter 2025 Financial Results

  Revenue for the second quarter increased 56% to a record $20.4 million, compared to $13.0 million for the same period in 2024.
  Gross profit in the second quarter was $5.9 million, compared to $3.7 million for the same period in 2024.
  Gross margin in the second quarter was 29%, similar to the second quarter in 2024.
  Net income for the second quarter was $2.7 million, which includes an Employee Retention Credit net receipt of approximately $1.2 million plus related interest, compared to a net income of $0.9 million for the same period in 2024.

Second Quarter 2025 Operational Highlights

  Expanded debt facilities to support executing the Company’s long-term growth initiatives. The new facility expands the Company’s three loan agreements to a maximum borrowing capacity from $14.2 million to $23.0 million and extends the maturity date under each respective loan agreement from October 1, 2025 to April 30, 2027.
  Shipment volume increased 102% year-over-year.
  Production volume increased 127% year-over-year.

“Operationally, we improved gross margin sequentially from the first quarter, while ramping up production during our peak demand season,” said Kevin Cureton, Chief Operating Officer. “We appreciate the committed efforts of our team that enabled us to deliver another record unit volume quarter. Now with additional borrowing capacity from our debt facilities that we amended in June, we have enhanced our financial flexibility to further invest in our future and scale for growth.”

Conference Call

Solésence will host its first quarter conference call on Thursday, July 31, 2025, at 4:00 p.m. CDT, 5:00 p.m. EDT, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, President and Chief Executive Officer, and Kevin Cureton, Chief Operating Officer.

Webcast Link: https://edge.media-server.com/mmc/p/7n5uumgk

Dial-In Link: https://register-conf.media-server.com/register/BI09c7b8c2d77f48ae92fcc4fbdbcd785a

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call begins. If you forget your PIN prior to the conference call, you can simply re-register.

The call may also be accessed through the Company’s investor relations website, at https://ir.solesence.com/. Please join the conference call at least five minutes before prior to the start time.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information

Solésence believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Solésence, Inc.

Solésence, Inc. (Nasdaq: SLSN), is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability — empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2025. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Media Contact:
media@solesence.com

Investor Relations Contact:
investors@solesence.com

SOLÉSENCE, INC

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	June 30,	December 31,
	2025	2024

ASSETS

Current assets:
Cash	$4,108	$1,409
Trade accounts receivable	12,470	5,655
Allowance for credit losses	(1,421)	(786)
Trade accounts receivable, net	11,049	4,869
Inventories, net	19,832	20,267
Prepaid expenses and other current assets	3,781	2,803
Total current assets	38,770	29,348

Equipment and leasehold improvements, net	13,559	12,734
Operating leases, right of use	7,627	7,917
Other assets, net	-	3
Total assets	$59,956	$50,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, accounts receivable, related party	$6,099	$-
Current portion of line of credit, inventory, related party	9,500	4,000
Current portion of debt, related parties	1,000	1,000
Current portion of operating lease obligations	1,231	1,260
Accounts payable	6,891	9,093
Current portion of deferred revenue	2,169	5,571
Accrued expenses	6,146	4,849
Total current liabilities	33,036	25,773

Long-term portion of operating lease obligations	8,482	9,037
Asset retirement obligations	250	246
Total long-term liabilities	8,732	9,283

Contingent liabilities
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 95,000,000 shares authorized;
	70,481,945 and 70,103,279 shares issued and outstanding on June 30, 2025
and December 31, 2024, respectively	704	700
Additional paid-in capital	115,165	114,674
Accumulated deficit	(97,681)	(100,428)
Total stockholders' equity	18,188	14,946
Total liabilities and shareholders' equity	$59,956	$50,002

SOLÉSENCE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands except share and per share data)
Revenue:
Product revenue	$20,261	$12,923	$34,836	$22,694
Other revenue	98	123	148	220
Net revenue	20,359	13,046	34,984	22,914

Cost of revenue	14,482	9,306	25,725	15,594
Gross profit	5,877	3,740	9,259	7,320

Operating expense:
Research and development expense	955	864	1,973	1,776
Selling, general and administrative expense	3,012	1,829	5,120	3,388
Income from operations	1,910	1,047	2,166	2,156
Interest income				-
Interest expense, net	87	191	263	409
Other income, net	1,234	-	1,234	-
Income before provision for income taxes	3,057	856	3,137	1,747
Provision for income taxes	390	-	390	-
Net income	$2,667	$856	$2,747	$1,747

Net income per share-basic	$0.04	$0.02	$0.04	$0.03

Weighted average number of basic shares outstanding	70,200,039	56,674,170	70,151,928	54,675,011

Net income per share-diluted	$0.04	$0.01	$0.04	$0.03

Weighted average number of diluted shares outstanding	72,548,819	58,709,170	72,497,829	56,662,011

SOLÉSENCE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE (non-GAAP)
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in thousands except share and per share data)
Revenue:
Product revenue, net	$20,261	$12,923	$34,836	$22,694
Other revenue	98	123	148	220
Net revenue	20,359	13,046	34,984	22,914

Operating expense:
Cost of revenue detail:
Depreciation	216	222	428	444
Non-Cash equity compensation	28	28	54	54
Other costs of revenue	14,238	9,056	25,243	15,096
Cost of revenue	14,482	9,306	25,725	15,594
Gross profit	5,877	3,740	9,259	7,320

Research and development expense detail:
Depreciation	4	5	7	11
Non-Cash equity compensation	28	32	55	65
Other research and development expense	923	827	1,911	1,700
Research and development expense	955	864	1,973	1,776

Selling, general and administrative expense detail:
Depreciation and amortization	5	7	11	14
Non-Cash equity compensation	64	97	138	198
Other selling, general and administrative expense	2,943	1,725	4,971	3,176
Selling, general and administrative expense	3,012	1,829	5,120	3,388
Income from operations	1,910	1,047	2,166	2,156
Interest expense, net	87	191	263	409
Other income, net	1,234	-	1,234	-
Income before provision for income taxes	3,057	856	3,137	1,747
Provision for income taxes	390	-	390	-
Net income	$2,667	$856	$2,747	$1,747

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	87	191	263	409
Addback Depreciation/Amortization	225	234	446	469
Addback Non-Cash Equity Compensation	120	157	247	317
Addback Provision for Income Taxes	390		390	-
Adjusted EBITDA**	$3,489	$1,438	$4,093	$2,942

**Includes $1,234 in other (cash) income from ERC in 2025